CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2017, relating to the financial statements and financial highlights, which appears in the Annual Report to Shareholders of KP Large Cap Equity Fund, KP Small Cap Equity Fund, KP International Equity Fund, KP Fixed Income Fund, KP Retirement Path 2015 Fund, KP Retirement Path 2020 Fund, KP Retirement Path 2025 Fund, KP Retirement Path 2030 Fund, KP Retirement Path 2035 Fund, KP Retirement Path 2040 Fund, KP Retirement Path 2045 Fund, KP Retirement Path 2050 Fund, KP Retirement Path 2055 Fund and KP Retirement Path 2060 Fund (each constituting a series of The KP Funds) for the year ended December 31, 2016. We also consent to the references to us relating to the incorporation by reference of our report dated February 28, 2017 contained in the 2016 Annual Report to Shareholders as well as under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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Philadelphia, Pennsylvania
April 28, 2017